                                                                    EXHIBIT 1.2

                         FORM OF UNDERWRITING AGREEMENT

                                2,000,000 Shares

                          AMERICAN CLASSIC VOYAGES CO.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                               February 15, 2000
Donaldson, Lufkin & Jenrette
   Securities Corporation
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
Craig-Hallum Capital Group, Inc.
As Representatives of the several
Underwriters named in Schedule A hereto
c/o Donaldson, Lufkin & Jenrette
   Securities Corporation
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

         American Classic Voyages Co., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several underwriters named in Schedule I hereto (the "UNDERWRITERS") 2,000,000 shares of its common stock, par value $.01 per share (the "FIRM SECURITIES"). The Company also proposes to issue and sell to the several Underwriters not more than an additional 300,000 shares of its common stock, par value $.01 per share (the "ADDITIONAL SECURITIES"), if requested by the Underwriters as provided in Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter referred to collectively as the "SECURITIES". The shares of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK".

         SECTION 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (No. 333-94771) covering the registration under the Securities Act of 1933, as amended and the rules and regulations of the Commission thereunder (the "ACT"), up to $250,000,000 of (i) Common Stock, (ii) Preferred Stock of the Company, (iii) subordinated debt securities of the Company, (iv) preferred securities of the Trust, and (v) guarantees and back-up undertakings of the Company in connection with the preferred securities of the Trust, of which the Securities are a part. Such registration statement, as amended, has been declared effective by the Commission. Such registration statement, as amended through the date of this Agreement, including all documents incorporated or deemed to be incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the

"EXCHANGE ACT"), or otherwise, are herein collectively referred to as the "REGISTRATION STATEMENT". The prospectus in the form first used to confirm sales of Securities (including the information contained in any prospectus supplement relating to the Securities and any documents or information incorporated or deemed to be incorporated by reference into such prospectus) are hereinafter collectively referred to as the "PROSPECTUS". All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "described" or "stated" in the Registration Statement or the Prospectus (and all references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. The terms "supplement," "supplemented," "amendment," "amend" and "amended" as used in this Agreement with respect to the Registration Statement or the Prospectus shall include all documents filed by the Trust or the Company with the Commission pursuant to the Exchange Act that are incorporated or deemed to be incorporated therein by reference.

         Concurrently with the offering of the Securities, the Company is offering 2,000,000 trust preferred securities (excluding 300,000 preferred securities available to cover over-allotments) of AMCV Capital Trust I pursuant to a separate underwriting agreement. This offering and the offering of trust preferred securities are not dependent on each other.

         SECTION 2.  Agreements to Sell and Purchase and Lock-Up Agreements.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a price per Security of $23.57 (the "PURCHASE PRICE"), the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell the Additional Securities and the Underwriters shall have the right to purchase, severally and not jointly, up to 300,000 Additional Securities from the Company at the Purchase Price. Additional Securities may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities. The Underwriters may exercise their right to purchase Additional Securities in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Securities to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been given (and, in any event, no earlier than the Closing Date (as hereinafter defined)) and (ii) no later than ten business days after such notice has been given. If any Additional Securities are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Securities (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Securities to be purchased from the Company as the number of Firm Securities set




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forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Securities.

         The Company hereby agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or
(ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement, for a period of 90 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such 90-day period (i) the Company may issue stock or grant stock options pursuant to the Company's existing stock option and stock award plans; and (ii) the Company may issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof. The Company also agrees not to file any registration statement with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. The Company shall, prior to or concurrently with the execution of this Agreement, deliver an agreement executed by (i) each of the directors and executive officers of the Company and (ii) each stockholder listed on Schedule B hereto to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 90 days after the date of the Prospectus, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, (A) engage in any of the transactions described in the first sentence of this paragraph or (B) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

         SECTION 3. Terms of the Public Offering. The Company is advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Securities as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

         SECTION 4. Delivery and Payment. The Securities shall be represented by definitive certificates and shall be in such authorized denominations and registered in such names as Donaldson, Lufkin & Jenrette Securities Corporation shall request no later than two business days prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be. The Company shall deliver the Securities, with any transfer taxes thereon duly paid by the Company, to Donaldson, Lufkin & Jenrette Securities Corporation through the facilities of the Depository Trust Company ("DTC") for the respective accounts of the several Underwriters, against payment to the Company of the Purchase Price therefor by wire transfer of Federal or other funds immediately available in New York City. The certificates representing the Securities shall be made available for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date or the applicable Option Closing Date, as the case may be,



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at the office of DTC or its designated custodian (the "DESIGNATED OFFICE"). The time and date of delivery and payment for the Firm Securities shall be 9:00 A.M., New York City time, on February 22, 2000 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation and the Company shall agree in writing. The time and date of delivery for the Firm Securities are hereinafter referred to as the "CLOSING DATE". The time and date of delivery and payment for any Additional Securities to be purchased by the Underwriters shall be 9:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation and the Company shall agree in writing. The time and date of delivery for any Additional Securities are hereinafter referred to as an "OPTION CLOSING DATE".

         The documents to be delivered on the Closing Date or any Option Closing Date on behalf of the parties hereto pursuant to Section 8 of this Agreement, shall be delivered at the offices of Sidley & Austin, Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois 60603 (the "CLOSING LOCATION"), and the Securities will be delivered at the Designated Office, all on the Closing Date or such Option Closing Date, as the case may be.

         SECTION 5. Agreements of the Company. The Company agrees with you as follows:

         (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

         (b) To furnish to you five signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits but including documents incorporated therein by reference, as you may reasonably request.

         (c) To prepare the Prospectus, the form and substance of which shall be satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file


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with the Commission, promptly upon your reasonable request, any amendment to the
Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Securities by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

         (d) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus and any documents incorporated therein by reference) as such Underwriter or dealer may reasonably request.

         (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to any dealer as many copies thereof as such Underwriter or dealer may reasonably request.

         (f) Prior to any public offering of the Securities, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Securities for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Securities and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation, other than a consent to service of process as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Securities, in any jurisdiction in which it is not now so subject.

         (g) To mail and make generally available to its stockholders as soon as practicable an earnings statement covering the twelve-month period ending March 31, 2001 that shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

         (h) During the period of three years after the date of this Agreement, to furnish to you as soon as available copies of all reports or other communications furnished to the record holders of Common Stock or furnished to or filed with the Commission or any national securities


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exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

         (i) To use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus (including the prospectus supplement relating to the Securities) under "Use of Proceeds".

         (j) To use reasonable best efforts to list for quotation, subject to notice of issuance, the Securities on the Nasdaq National Market and to maintain such listing on the Nasdaq National Market so long as the Securities are outstanding.

         (k) To, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

         (l) To use their best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Securities.

         (m) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Company and the Company's accountants in connection with the registration and delivery of the Securities under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Securities, excluding any internal sales memoranda or other documents prepared by any of you, (iv) all expenses in connection with the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto (not in excess of $5,000)), (v) the filing fees and reasonable disbursements of counsel for the Underwriters in connection with the review and clearance of the offering of the Securities by the National Association of Securities Dealers, Inc., (vi) all costs and expenses incident to the listing of the Securities on the Nasdaq National Market, (vii) the cost of printing certificates representing the Securities, (viii) the costs and charges of any transfer agent, registrar and/or depositary (including DTC), and (ix) all other costs


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and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

         SECTION 6. Representations and Warranties of the Company and the Trust.

             The Company represents and warrants to each Underwriter that:

         (a) The Company meets the requirements for use of Form S-3 under the Act. The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

         At the respective times the Registration Statement became effective and on the Closing Date (and, if any Additional Securities are purchased, on the Option Closing Date), the Registration Statement, and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus complies and as amended or supplemented will comply in all material respects with the Act. The Prospectus does not contain and, as amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under with they were made, not misleading. The representations and warranties in this paragraph do not apply to statements or omissions in the Registration Statement or Prospectus or any preliminary prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

         (b) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Act, as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and on the Closing Date (and if any Additional Securities are purchased, on the Option Closing Date), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (c) KPMG LLP are independent public accountants with respect to the Company and its subsidiaries as required by the Act.



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         (d) The financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement. The other financial and statistical information and data set forth or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with the financial statements included in the Registration Statement and the books and records of the Company.

         (e) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE CHANGE"), (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

         (f) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Change.

         (g) Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "SUBSIDIARY" and, collectively, the "SUBSIDIARIES") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Change; except as otherwise disclosed in the Registration Statement or the Prospectus, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is



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owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed on Schedule C hereto and (b) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

         (h) The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

         (i) This Agreement has been duly authorized, executed and delivered by the Company.

         (j) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights. The capital stock of the Company, including the Common Stock, conforms in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

         (k) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Change.

         (l) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Change, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company and its subsidiaries, taken as a whole, or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Change.

         (m) There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required in all material respects.

         (n) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "INTELLECTUAL PROPERTY") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any written notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Change.

         (o) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as have been already obtained or as may be required under the Act or state securities laws or (ii) where the failure to make such filing, or obtain such authorization, approval, consent, license, order, representation, qualification or decree would not, singly or in the aggregate, result in a Material Adverse Change.

         (p) The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (each, an "AUTHORIZATION") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Authorizations, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Change; all of the Authorizations are valid and in full force and effect, except where the invalidity of such Authorizations or the failure of such Authorizations to be in full force and effect would not result in a Material Adverse Change; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Authorizations which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

         (q) The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other material properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or
(b) do not, singly or in the aggregate, materially and adversely affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has received any written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or adversely affecting the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

         (r) Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Change, to the knowledge of the Company after due inquiry, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "HAZARDOUS MATERIALS") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "ENVIRONMENTAL LAWS"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

         (s) In connection with the operation by the Company or any of its subsidiaries of United States flag vessels, the Company and such subsidiaries are citizens of the United States within the meaning of Section 2 of the Shipping Act, 1916, as amended.

         (t) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (u) Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter, declaration of trust or by-laws or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound except, in the case of clause (ii), for such defaults which would not result in a Material Adverse Change.

         (v) The execution, delivery and performance of this Agreement by the Company and the compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby including the issuance and sale of the Securities by the Company will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as have been made or received and except such as may be required under the securities or Blue Sky laws of the various states), (ii) constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound except for such breaches or defaults of such indentures, loan agreements, mortgages, leases or other agreements which would not result in a Material Adverse Change, (iii) violate any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound except as would not result in a Material Adverse Change or (v) result in the suspension, termination or revocation of any Authorization of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization except as would not result in a Material Adverse Change.

         (w) Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities, and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company," or an entity "controlled" by an investment company, as such terms are defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

         (x) The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

         (y) Each certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company, to the Underwriter as to the matters covered thereby.

         SECTION 7.  Indemnification.

         (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses reasonably incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter or its market making or stabilization activities furnished in writing to the Company by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus, as then amended or supplemented, (so long as the Prospectus and any amendments or supplements thereto was provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages, liabilities or judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or preliminary prospectus supplement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Underwriter but only with reference to information relating to such Underwriter or its market making or stabilization activities furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus or preliminary prospectus supplement.

         (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

         (d) To the extent the indemnification provided for in this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions, but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Securities, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective number of Securities purchased by each of the Underwriters hereunder and not joint.

The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         SECTION 8. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by each of the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) The Registration Statement has become effective and on the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus shall have been filed with the Commission in accordance with Rule 424(b).

         (b) On the Closing Date, the Underwriters shall have received the favorable opinions, dated as of the Closing Date, of (i) Seyfarth, Shaw, Fairweather & Geraldson, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the Underwriters may reasonably request, (ii) Jordan B. Allen, Executive Vice President, General Counsel and Secretary of the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-2 and to such further effect as counsel to the Underwriters may reasonably request, and (iii) Preston, Gates, Ellis & Rouvelas Meeds, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-3 hereto and to such further effect as counsel to the Underwriters may reasonably request. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         (c) On the Closing Date, the Underwriters shall have received the favorable opinion, dated as of the Closing Date, of Sidley & Austin, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit C. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         (d) On the Closing Date, the Underwriters shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Date, to the effect that (i) the representations and warranties in Section 6 hereof are true and correct with the same force and effect as though expressly made on and as of the Closing Date, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date, and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or to the Company's knowledge are contemplated by the Commission.

         (e) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date hereof), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole,
(ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 8(e)(i), 8(e)(ii) or 8(e)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

         (f) At the time of the execution of this Agreement, the Underwriters shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus.

         (g) On the Closing Date, the Underwriters shall have received from KPMG LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that (i) the specified date referred to therein shall be a date not more than three business days prior to the Closing Date, (ii) such letter shall state that KPMG LLP has conducted a SFAS No. 71 review of the Company's unaudited condensed consolidated balance sheet as of December 31, 1999, the unaudited condensed statements of operations for the three and 12 months ended December 31, 1999 and the unaudited condensed consolidated statement of cash flows for the 12 months ended December 31, 1999 and shall contain customary "negative assurance" provisions as to such financial statements, and (iii) such letter shall contain a customary "negative assurance" provision as to the period from January 1, 2000 through a date not more than three business days prior to the Closing Date.

         (h) On the Closing Date, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

         (i) The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (j) The Company shall have delivered to you the agreements specified in
Section 2 hereof which agreements shall be in full force and effect on the Closing Date.

         (k) In the event that the Underwriters exercise their option provided in Section 2 hereof to purchase all or any portion of the Additional Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Option Closing Date, as of the relevant Option Closing Date the condition set forth in Section 8(d) shall be satisfied and, on the relevant Option Closing Date, the Underwriters shall have received:

         (i) A certificate, dated such Option Closing Date, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered on the Closing Date pursuant to Section 8(d) hereof remains true and correct as of such Option Closing Date.

         (ii) The favorable opinion of Seyfarth, Shaw, Fairweather & Geraldson, counsel for the Company, Jordan B. Allen, Executive Vice President, General Counsel and Secretary of the Company, Preston, Gates, Ellis & Rouvelas Meeds, counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 8(b) hereof.

         (iii) The favorable opinion of Sidley & Austin, counsel for the Underwriters, dated such Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 8(c) hereof.

         (iv) A letter from KPMG LLP, in form and substance satisfactory to the Underwriters and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 8(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Option Closing Date.

         (l) On the Closing Date and on each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

         SECTION 9. Effectiveness of Agreement; Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

         This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Company if after the execution of this Agreement any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on the Nasdaq National Market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a Material Adverse Change on the financial markets in the United States.

         If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Securities or Additional Securities, as the case may be, which it has or they have agreed to purchase hereunder on such date and the aggregate number of Firm Securities or Additional Securities, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Firm Securities or Additional Securities, as the case may be, to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Securities set forth opposite its name in Schedule I bears to the total number of Firm Securities which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Securities or Additional Securities, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Securities or Additional Securities, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Firm Securities or Additional Securities, as the case may be, without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities and the aggregate number of Firm Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Securities to be purchased by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Firm Securities are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Securities and the aggregate number of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Securities to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Securities or (ii) purchase not less than the number of Additional Securities that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

         SECTION 10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to American Classic Voyages Co., Two North Riverside Plaza, Suite 200, Chicago, Illinois 60606, Attention: Jordan B. Allen and (ii) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

         The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, the Company, the officers or directors of the Company or any person controlling the Company, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

         If for any reason the Securities are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 9 or as a result of the default by the Underwriters in their obligations to purchase the Securities hereunder), the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Company also agrees to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Underwriters for any and all fees and expenses (including, without limitation, the reasonable fees and disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 7 hereof).

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Securities from any of the several Underwriters merely because of such purchase.

         This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.


                                          Very truly yours,

                                          AMERICAN CLASSIC VOYAGES CO.



                                          By: _______________________________
                                              Name:
                                              Title:

DONALDSON, LUFKIN & JENRETTE SECURITIES
CORPORATION
GOLDMAN, SACHS & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
CRAIG-HALLAM CAPITAL GROUP, INC.
Acting severally on behalf of themselves and the several
Underwriters named in Schedule A hereto

By:  DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION


By: ____________________________________

                                   SCHEDULE A





                   Name of Underwriter                 Number of Firm Securities
                   -------------------                 -------------------------

Donaldson, Lufkin & Jenrette Securities Corporation.....         558,000
Goldman, Sachs & Co. ...................................         558,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated......         558,000
Craig-Hallam Capital Group, Inc. .......................         126,000
A.G. Edwards & Sons, Inc. ..............................          40,000
Wasserstein Perella Securities, Inc. ...................          40,000
Conifer Securities LLC .................................          40,000
D.A. Davidson & Co. ....................................          40,000
Ryan, Beck & Co. .......................................          40,000

Total...................................................       2,000,000
                                                               =========






                                      -A-

                                   SCHEDULE B

Samuel Zell
Ann Lurie Revocable Trust
EGI Holdings, Inc.
EGIL Investments, Inc.
Samstock, L.L.C.
Anda Partnership
Philip C. Calian
Jordan B. Allen
Roderick K. McLeod
Randall L. Talcott
Todd D. Allen
Ronald W. Sieman
David Simmons
Townsend E. Carman
Heinz J. Niedermaier
Arthur A. Greenberg
Jerry R. Jacob
Emanuel L. Rouvelas
Mark Slezak
Joseph P. Sullivan
Jeffrey N. Watanabe
John R. Berry
Bradbury Dyer, III
Laurence S. Geller





                                      -B-

                                   SCHEDULE C

AMCV Cruise Operations, Inc.
AMCV Holdings, Inc.
The Delta Queen Steamboat Co.
Cruise America Travel, Incorporated
Great River Cruise Line, L.L.C.
Great Ocean Cruise Line, L.L.C.
Great AQ Steamboat, L.L.C.
Great Hawaiian Cruise Line, Inc.
Great Independence Ship Co.
Great Hawaiian Properties Corporation
American Hawaii Properties Corporation
Project America, Inc.
Project America Ship I, Inc.
Great Pacific NW Cruise Line, L.L.C.





                                      -C-

                                                                     Exhibit A-1

FORM OF OPINION OF SEYFARTH, SHAW FAIRWEATHER & GERALDSON

(i) The Company has been incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

(iii) The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and to the best of our knowledge, after reasonable inquiry, none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company under the Certificate of Incorporation or By-laws of the Company, the General Corporation Law of the State of Delaware, or based solely upon a certificate of an officer of the Company, any agreement to which the Company is a party.

(iv) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued and fully paid and non-assessable.

(v) The issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company under the Certificate of Incorporation or By-laws of the Company, the General Corporation Law of the State of Delaware, or based solely upon a certificate of an officer of the Company, any agreement to which the Company is a party.

(vi) Each Subsidiary has been incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or through subsidiaries, and based solely upon a certificate of an officer of the Company is free and clear of any material security interest, mortgage, pledge, lien, encumbrance, except that such capital stock may be pledged or otherwise encumbered in connection with that certain Credit Agreement dated as of February 25, 1999 with a group of lenders, with the Chase Manhattan Bank, as agent, and any related agreements and instruments ("CHASE CREDIT AGREEMENT"); and to the best of our knowledge, none of the outstanding shares of capital stock of any

                                     A-1-1

Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary under the Certificate of Articles of Incorporation or By-laws of such Subsidiary, the corporation statute of the jurisdiction of incorporation of such Subsidiary, or, based solely upon a certificate of an officer of the Company, any agreement to which such Subsidiary is a party.

(vii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(viii) The Registration Statement has been declared effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(ix) The Registration Statement, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and schedules and other financial information included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the Act.

(x) The documents incorporated by reference in the Prospectus (other than the financial statements and schedules and other financial information included therein or omitted therefrom, as to which we need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(xi) The form of certificate used to evidence the Securities complies in all material respects with all applicable statutory requirements and the requirements of the Nasdaq National Market.

(xii) To the best of our knowledge, except as described in the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any Subsidiary is a party, or to which the property of the Company or any Subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which could reasonably be expected to result in a Material Adverse Change, or which could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder.



                                     A-1-2

(xiii) The information in the Registration Statement under Item 15 of Part II, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and fairly presents all material respects the information set forth therein.

(xiv) To the best of our knowledge, except for any statutes or regulations relating to maritime or transportation matters, as to which we express no opinion, there are no material statutes or regulations that are required to be described in the Prospectus that are not described or incorporated by reference therein.

(xv) All descriptions in the Registration Statement of contracts and other written agreements to which the Company or its Subsidiaries are a party fairly present, in all material respects, the material terms of such contracts and agreements; to the best of our knowledge, there are no material or other written agreements to which the Company or its Subsidiaries is a party required to be described or referred to in the Registration Statement or to be filed or incorporated by reference as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; provided that we express no opinion with respect to any contract or other agreement relating to vessel construction or maritime matters, other than the agreement to acquire a vessel described on page S-29 of the Prospectus under the heading "American Classic Voyages-Expansion Plans-Delta Queen Expansion Plans-New Riverboat."

(xvi) To the best of our knowledge, neither the Company nor any Subsidiary is in violation of its certificate or articles of incorporation or by-laws.

(xvii) To the best of our knowledge, after reasonable inquiry, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the Act, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or for the offering, issuance, sale or delivery of the Securities.

(xviii) The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use Of Proceeds"), compliance by the Company with its obligations under the Underwriting Agreement and the issuance and sale of the Securities by the Company do not and will not, whether with or without the giving of notice or lapse of time or both, to the best of our knowledge, conflict with or constitute a breach of, or default under or result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except

                                     A-1-3
for such conflicts, breaches or defaults or Liens that would not result in a Material Adverse Change and except that we express no opinion with respect to the Chase Credit Agreement or any contract, mortgage, note, other agreement or instrument with the Maritime Administration of the United States Department of Transportation)), nor will such action result in any violation of the provisions of the certificate or articles of incorporation or by-laws of the Company or any Subsidiary, or, to the best of our knowledge, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations.

(xix) The Securities conform in all material respects to the descriptions thereof contained in the Prospectus.

(xx) Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities will be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act.

(xxi) The statements set forth in the Prospectus under the caption "Description of Capital Stock" insofar as they purport to describe the provisions of the law and the documents described therein, fairly summarize or describe such terms, documents and laws in all material respects.

We have participated in discussions with officers and representatives of the Company during the course of the preparation of the Registration Statement. Although we have not independently checked or verified the information contained in the Registration Statement or Prospectus, on the basis of the aforementioned discussions, nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial information included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial information included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), on the date of the Prospectus, on the date of any such amended or supplemented prospectus or on the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or

                                     A-1-4
qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991). In such opinion, counsel may indicate that they are not expressing any opinion concerning any law other than the laws of the State of Illinois and the State of New York (but not including any statutes, ordinances, administrative decisions, rules or regulations of counties, towns, municipalities and special political subdivisions, or any judicial decisions to the extent that they deal with any of the foregoing), the General Corporation Law of the State of Delaware and applicable federal law of the United States.




                                     A-1-5

                                                                     Exhibit A-2


                               FORM OF OPINION OF

                                 JORDAN B. ALLEN

         (i) The Company is qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Change.

         (ii) Each Subsidiary is qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Change.

         (iii) To the best of my knowledge, no default by the Company or any Subsidiary exists in the due performance or observation of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or reference to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement (except for such violations or defaults which could not reasonably be expected to result in a Material Adverse Change).

         (iv) The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use Of Proceeds"), compliance by the Company with their obligations under the Underwriting Agreement and the issuance and sale of the Securities do not and will not, whether with or without the giving of notice or lapse of time or both, to the best of my knowledge, conflict with or constitute a breach of, or default under or result in the creation or imposition of any Lien upon any property or assets of the Company or any subsidiary pursuant to the Chase Credit Agreement (except for such Liens that would not result in a Material Adverse Change).





                                     A-2-1

                                                                     Exhibit A-3


                               FORM OF OPINION OF

                             PRESTON, GATES, ELLIS &

                                 ROUVELAS MEEDS

                  (i) The information in the Prospectus under the headings "Prospectus Supplement Summary-American Classic Voyages-Investment Highlights -- Statutory Competitive Advantages," "Risk Factors-If we cannot benefit from exclusive rights of the Pilot Project Statute, our revenue growth in Hawaii will be adversely affected," "Risk Factors-Modification of the Passenger Vessel Act may adversely affect our business," "Risk Factors-If we do not complete drydockings or wet dockings on schedule or within budget, our revenues may be adversely impacted," "American Classic Voyages-Statutory Competitive Advantages," and "American Classic Voyages-Current Operations-Governmental Regulation" (together, the "REGULATORY PORTION") to the extent it constitutes matters of law, summaries of legal matters or legal conclusions has been reviewed by us and is correct in all material respects.

                  (ii) Nothing has come to our attention that would lead us to believe that the information contained in the Regulatory Portion of the Registration Statement or any amendment thereto, at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the information contained in the Regulatory Portion of the Prospectus or any amendment or supplement thereto, at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or on the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (iii) To the best of our knowledge there are no statutes or regulations that are required to be described in the Regulatory Portion of the Prospectus that are not described as required.

                  (iv) All descriptions in the Registration Statement and the Prospectus of the construction contract between Project America, Inc., an indirect subsidiary of the Company, and Ingalls Shipbuilding, Inc., the construction contract between Coastal Queen Holdings, L.L.C. and Atlantic Marine, Inc. and the construction contract between The Delta Queen Steamboat Co. and Cascade General, Inc. and the description of the vessel acquisition contract described under "American Classic Voyages--Expansion Plans--Hawaii Expansion Plans--Acquisition and Introduction of ms Patriot" fairly present in all material respects, the material terms of such contract, and, to the best of our knowledge, there are no material contracts or other written agreements for the construction of vessels to which the Company or is Subsidiaries are a party required to be

                                     A-3-1
         described or referred to in the Registration Statement or filed as exhibits thereto, other than those described or referred to therein or filed or incorporated by reference as exhibits.

                  (v) The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under the Underwriting Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, to the best of our knowledge, conflict with or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, mortgage, note, other agreement or instrument with the Maritime Administration of the United States Department of Transportation to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Change).

         In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).







                                     A-3-2

   FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER STOCKHOLDERS PURSUANT TO
                                   SECTION 2

                                                                       Exhibit B
                                February 15, 2000

Donaldson, Lufkin & Jenrette
  Securities Corporation
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
Craig-Hallam Capital Group, Inc.
c/o Donaldson, Lufkin & Jenrette
  Securities Corporation
277 Park Avenue
New York, New York 10172


         Re:  Proposed Public Offering by American Classic Voyages Co.
              --------------------------------------------------------

Dear Sirs:

         The undersigned, a stockholder [and an officer and/or director] of American Classic Voyages Co., a Delaware corporation (the "COMPANY"), understands that Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Craig-Hallum Capital Group, Inc. propose to enter into a Underwriting Agreement (the "UNDERWRITING AGREEMENT") with the Company providing for the public offering of shares of common stock, par value $.01 per share (the "COMMON STOCK") of the Company.

         To induce the Underwriters to participate in the Public Offering and to continue their efforts in connection with the Public Offering, the undersigned, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering:

         (i) agrees not to (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission) or (y) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (x) or (y) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation;

         (ii) agrees not to make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation; and

         (iii) authorizes the Company to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Company with respect to any shares of Common Stock and any securities convertible into or exercisable or exchangeable for Common Stock for which the undersigned is the record holder and, in the case of any such shares or securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such shares or securities.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into the agreements set forth herein, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.



                                              Very truly yours,



                                              Signature:________________________

                                              Print Name:_______________________

                                                                       Exhibit C


                               FORM OF OPINION OF
                                 SIDLEY & AUSTIN



         (i) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

         (ii) The statements under the captions "Description of Capital Stock," and "Underwriting," insofar as such statements constitute summaries of the legal matters and documents referred to therein, fairly summarize the legal matters and documents referred to therein in all material respects.

         (iii) The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued, fully paid and non-assessable; and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

         (iv) The issuance and sale of the Securities by the Company is not subject to the preemptive rights of any stockholder of the Company arising by operation of law or under the certificate of incorporation or by-laws of the Company.

         (v) Each of the Registration Statement and the Prospectus, as of its respective effective or issue date (other than the financial statements, financial data and supporting schedules included therein or omitted therefrom, as to which we express no opinion), complied as to form in all material respects with the requirements of the 1933 Act.

         (vi) Nothing has come to our attention which causes us to believe that the Registration Statement (other than the financial statements, financial data and supporting schedules included therein, as to which we express no belief), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements, financial data and supporting schedules included therein, as to which we express no belief), as of its date or at the date hereof, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.




                                       C-1